The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.

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Preliminary Structural and Collateral Term Sheet

$1,165,850,128 (Approximate) of Senior Certificates

J.P. Morgan Mortgage Trust 2005-A2

Mortgage Pass-Through Certificates, Series 2005-A2

Features of the Transaction		Preliminary Mortgage Pool Data (approximate)
			Pool 1	Pool 2	Pool 3	Pool 4
		Collateral Type	5Yr Hybrid	3Yr Hybrid	7Yr Hybrid	10Yr Hybrid
- Offering consists of approximately [1,166mm] of Senior Certificates			ARMS	ARMS	ARMS	ARMS
expected to be rated AAA by 2 of the 4; S&P, Moody's, Fitch, Dominion.		Outstanding Principal Balance	222,981,047	115,290,094	195,472,877	105,045,504
- The Amount of Senior Certificates is approximate and may vary.		Number of Mortgage Loans	760	217	340	230
- Multiple groups of Mortgage Loans will collateralize the transaction		Average Principal Balance	293,893	531,636	575,250	457,975
- There are approximately 8 groups of Senior Certificates, which may vary.		Weighted Average Net Mortgage Rate	4.78%	4.81%	4.99%	5.25%
- The Credit Support for Groups 1-8 of Senior Certificates is		Weighted Average Maturity	356	357	359	358
Cross-Collateralized, with respect to losses.		Weighted Average Seasoning	4	3	1	2
		Weighted Average Months to Roll	56	33	83	118
		ARM Index	LY1(100%)	LY1(96%),LM6(2%)	LY1(75%),LM6(25%)	LM6(59%),LY1(41%)
				CMT(2%)
Key Terms		Weighted Average Gross Margin	2.25	2.26	2.19	2.11
Issuer :	J.P.Morgan Mortgage Trust	Initial Periodic Rate Cap	5.00	2.00	5.00	5.03
Underwriter :	J.P.Morgan Securities, Inc.	Subsequent Periodic Rate Cap	2.00	1.98	1.75	1.43
Depositor :	J.P. Morgan Acceptance Corp. I	Lifetime Rate Cap	5.00	6.00	5.00	5.03
Master Servicer:	Wells Fargo	Weighted Average Loan-to-Value	73%	76%	73%	66%
Trustee:	Wachovia Bank	Weighted Average FICO Score	721	732	742	745
Type of Issuance:	Public	Geographic Distribution	CA(35%),FL(11%)	CA(47%),FL(13%)	CA(41%)	CA(27%),NJ(10%)
Servicer Advancing:	Yes, Subject to Recoverability.	Percent Owner Occupied	94%	90%	90%	87%
Compensating Interest:	Paid, But Capped.	Percent Single Family / PUD	86%	89%	86%	94%
Clean-Up Call / Optional Termination:	[5%] clean-up call (aggregate portfolio)	Interest Only	53%	79%	73%	85%
Legal Investment:	The Senior Certificates are	Originator / Servicer	Chase(100%)	Countrywide(83%)	Countrywide(51%)	Cendant(71%)
	SMEEA Eligible at Settlement.			Chase(13%)	Cendant(36%)	Chase(29%)
ERISA Eligible:	The Senior Certificates are			Cendant(3%)	Chase(13%)
	ERISA eligible subject to limitations set			MidAmerica(2%)
	forth in the final prospectus supplement.	Preliminary Mortgage Pool Data (approximate)
Tax Treatment:	REMIC		Pool 5	Pool 6	Pool 7	Pool 8
Structure:	Senior/Subordinate w/ Shifting Interest	Collateral Type	10Yr Hybrid	10Yr Hybrid	10Yr Hybrid	1Yr Hybrid
	and Subordinate Certificate Prepayment Lockout		ARMS	ARMS	ARMS	ARMS
Expected AAA Subordination:	3.00% +/- .50%	Outstanding Principal Balance	199,809,670	199,919,325	146,527,121	16,861,711
Rating Agencies:	At least 2 of 4; Moody's, S&P, Fitch, Dominion	Number of Mortgage Loans	310	305	667	39
Registration:	Senior Certificates - DTC	Average Principal Balance	665,191	676,856	226,373	442,416
		Weighted Average Net Mortgage Rate	4.40%	4.62%	4.91%	3.50%
		Weighted Average Maturity	340	341	339	357
		Weighted Average Seasoning	18	17	19	3
		Weighted Average Months to Roll	102	103	101	9
		ARM Index	LY1(92%),CMT(8%)	LY1(92%),CMT(8%)	LY1(96%),CMT(4%)	LY1(100%)
		Weighted Average Gross Margin	2.28	2.28	2.25	2.25
		Initial Periodic Rate Cap	5.00	5.00	5.00	2.00
		Subsequent Periodic Rate Cap	2.00	2.00	2.00	2.00
		Lifetime Rate Cap	5.00	5.00	5.00	6.00
		Weighted Average Loan-to-Value	60%	61%	65%	70%
		Weighted Average FICO Score	737	736	732	737
		Geographic Distribution	NY(37%),CA(35%)	CA(36%),NY(35%)	CA(24%),NY(15%)	CA(33%),TX(15%)
		Percent Owner Occupied	98%	93%	91%	100%
		Percent Single Family / PUD	77%	78%	76%	87%
		Interest Only	0%	0%	0%	0%
		Originator / Servicer	Chase(100%)	Chase(100%)	Chase(100%)	Chase(100%)

Time Table		JPMSI Contact Information
Cut-Off Date	March 1, 2005	Trading/Structuring	Greg Boester	212.834.2499
Closing Date	March 31, 2005		Tom Scudese	212.834.2499
First Distribution Date	April 25, 2005		Marc Simpson	212.834.4176
Distribution Date	25th or Next Business Day

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